Exhibit 10.4

STOCK PLEDGE AGREEMENT

  THIS STOCK PLEDGE AGREEMENT (“Agreement”), dated as of the 2nd day of July 2007, is by and among ThermoEnergy Corporation, a Delaware corporation (the “Pledgor”), in favor of Spencer Trask Specialty Group, LLC (in its capacity as agent for itself and for other Secured Parties (as defined below), the “Agent”), and the holders of certain Convertible Promissory Notes due May 31, 2010 in the aggregate principal amount of up to $3,700,000 (the “Notes”) issued by the Pledgor who agree to the terms of this Agreement either by executing the signature page hereto or by executing a counterpart signature page in the form attached as Exhibit A (the “Secured Parties”). Terms used herein and not otherwise defined shall have the same meanings as defined in the Notes.

WITNESSETH:

  WHEREAS, (i) on the date hereof, the Secured Parties, the Pledgor and CASTion Corporation, a Massachusetts corporation (“CASTion”), are entering into a transaction whereby the Pledgor is purchasing from the Secured Parties certain shares of CASTion’s capital stock (“CASTion Stock”) owned by such Secured Parties, and (ii) after the date hereof, the Pledgor will offer to purchase additional shares of CASTion Stock from other holders;

WHEREAS, as partial payment for the CASTion Stock, the Pledgor is issuing, and will issue, the Notes to the Secured Parties; and

  WHEREAS, the agreement of the Secured Parties to accept the Notes is subject to the condition that the Pledgor shall execute and deliver this Agreement and grant the security interests hereinafter described in the Pledged Shares (as such term is defined below);

  NOW, THEREFORE, in consideration of the Secured Parties’ agreement to accept the Notes as partial payment for the CASTion Stock, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, it is hereby agreed as follows:

1. Pledge; Deposit.

(a) The Pledgor hereby pledges and assigns to the Agent, for the benefit of itself and the Secured Parties, and hereby grants to Agent, for the benefit of itself and the Secured Parties, a continuing security interest in, (i) each and every share of CASTion Stock acquired by the Pledgor from any of the Secured Parties, (ii) each and every additional share of CASTion Stock which may be acquired after the date hereof by the Pledgor from any of the Secured Parties, (iii) each and every additional share of capital stock which may be issued by CASTion after the date hereof, regardless of the reason for such issuance or the consideration therefor, and including shares of capital stock issued with respect to any CASTion Stock as a stock dividend or distribution or in connection with any stock split, subdivision, recapitalization, reclassification or transaction having similar effect after the date hereof, and (iv) all products and proceeds of the properties described in the preceding clauses (i) through (iii) (all such property described in the preceding clauses (i) through (iv) being referred to hereinafter collectively as the “Pledged Shares”), as security for the due and punctual payment of all amounts owed the Secured Parties pursuant to, and the performance of all other obligations of Pledgor to the Secured Parties under, the Notes or under this Agreement (the “Secured Obligations”).

(b) The Pledgor hereby deposits the Pledged Shares with the Agent, in form suitable for transfer by delivery or accompanied by duly executed instruments of transfer or assignments in blank and any required transfer stamps, and shall, from time to time, so deposit with the Agent any and all additional Pledged Shares which may come into its possession.

2.  Validity. The Pledgor covenants that the Pledged Shares are duly and validly pledged with the Agent for the benefit of the Secured Parties in accordance with applicable law and that the Pledgor will defend the Secured Parties’ right, title and security interest in and to the Pledged Shares against the claims and demands of all persons whomsoever. The Pledgor represents and warrants to the Agent and to the Secured Parties that (i) the Pledgor has good title to, and is the sole record and beneficial owner of, the Pledged Shares free and clear of all liens, claims, security interests and encumbrances of every nature whatsoever except for (x) the interest granted to the Agent and the Secured Parties herein and (y) a lien securing up to $2,000,000 of indebtedness owed by the Pledgor to One Banc & Trust, N.A. (the “Senior Lien”), and (ii) the Pledgor has obtained all consents and waivers of any third parties necessary to permit the grant of the security interests made herein and the exercise of the Agent’s and the Secured Parties’ rights under Section 4 and the Agent’s right to transfer sole legal and beneficial ownership of the Pledged Shares to the Secured Parties on the books of CASTion.

3.  No Other Transfers or Liens. The Pledgor hereby covenants and agrees that the Pledgor will not sell, convey or otherwise dispose of any of the Pledged Shares, nor will the Pledgor create, incur or permit to exist any lien, claim, security interest or encumbrance whatsoever with respect to any of the Pledged Shares or the proceeds thereof, other than (i) the liens on and security interests in the Pledged Shares created hereby and (ii) the Senior Lien.

4.  Voting; Distributions. So long as there shall exist no Event of Default (as defined in the Notes) or, if there shall exist an Event of Default, the Agent shall not have notified the Pledgor in writing of its election to exercise the rights of the Secured Parties under this Section 4, the Pledgor shall be entitled (i) to exercise the voting power with respect to the Pledged Shares as it shall determine to be appropriate and (ii) to receive cash dividends and other distributions of cash at any time and from time to time declared or made upon any of the Pledged Shares. In case, but only so long as, there shall exist an Event of Default, upon the giving of the written notice to the Pledgor, the Agent shall be entitled (a) to exercise the voting power with respect to the Pledged Shares as it shall determine to be appropriate but for the benefit of the Secured Parties, (b) to receive and retain for the benefit of the Secured Parties, as collateral security for the Secured Obligations, any and all dividends and other distributions at any time and from time to time declared or made upon any of the Pledged Shares, and (c) to exercise for the benefit of the Secured Parties any and all rights of payment, conversion, exchange, subscription or any other rights, privileges or options pertaining to the Pledged Shares as if it were the absolute owner thereof, all without liability except to account for property actually received. The Agent shall have no duty to exercise any of the aforesaid rights, privileges or options, and shall not be responsible for any failure to do so or delay in so doing; provided, however, that the Agent shall take, and shall refrain from taking, such actions and shall exercise, and shall refrain from exercising, such privileges or options as may be directed by the Secured Parties then holding Notes the aggregate unpaid principal balance of which is at least 75% of the then aggregate unpaid principal balance of all Notes (the “Required Secured Parties”).

5.  Events of Default. Upon the occurrence of any Event of Default (as defined in the Notes), the Agent and the Secured Parties shall have all of the rights and remedies of secured parties under the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts or other applicable law. In addition thereto, the Agent and the Secured Parties shall have the right, at their election, subject to any necessary prior consent of any governmental authority and of the holder of the Senior Lien, upon notice to the Pledgor, at any time or times thereafter, to cause all or any of the Pledged Shares to be transferred into the names of the Secured Parties or into the names of their nominee or nominees (in full satisfaction of the Secured Obligations). In furtherance of all such rights, upon the occurrence of any Event of Default, the Agent shall have the right, for and in the name, place and stead of the Pledgor, and for the benefit of the Secured Parties, to execute endorsements, assignments, or other instruments of conveyance or transfer with respect to all or any of the Pledged Shares. The Agent is hereby appointed the attorney-in-fact, with full power of substitution, of the Pledgor for the purpose, upon the occurrence of an Event of Default, of carrying out the provisions of this Agreement and taking any action and executing any instruments (including, without limitation, conveyances, assignments and transfers) which the Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is coupled with an interest and is irrevocable.

The Pledgor irrevocably covenants and agrees that it shall not object to any transfer or conveyance executed pursuant to the preceding paragraph of this Section 5, whether on the grounds that the value of the Pledged Shares at the time of the Event of Default exceeds the Secured Obligations or otherwise, and the Pledgor hereby irrevocably waives, to the fullest extent permissible under applicable law, any rights to contest such transfer or conveyance or to recover any difference between the value of the Pledged Shares at the time of the Event of Default and the Secured Obligations. The Pledgor further acknowledges and agrees that the foregoing rights of the Secured Parties and the foregoing agreements and waivers are material inducements and conditions to the Secured Parties’ willingness to accept the Notes and that such agreements and waivers shall not be construed as a penalty.

6.  Rights Against the Pledgor; Remedies Cumulative. Upon the occurrence of any Event of Default, the Agent may, but without obligation to do so unless so directed by the Required Secured Parties, demand, sue for and/or collect any money or property from the Pledgor to which the Secured Parties may be entitled. No course of dealing between the Pledgor and the Agent or the Secured Parties nor any failure to exercise, nor any delay in exercising, on the part of the Agent or the Secured Parties, any right, power or privilege hereunder or under any of the Secured Obligations, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided and provided under any of the Secured Obligations are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law, including, without limitation, the rights and remedies of a secured party under the Uniform Commercial Code.

7.  Assignability by the Secured Parties. In the event of a sale or assignment by any Secured Party of all or any of the Secured Obligations held by it, such Secured Party may assign or transfer its rights and interest under this Agreement in whole or in part to the purchaser or purchasers of such Secured Obligations, whereupon such purchaser or purchasers shall become vested with all of the powers and rights given to the Secured Party hereunder, and such Secured Party shall thereafter be forever released and fully discharged from any liability or responsibility hereunder with respect to the rights and interests so assigned.

8.  Return and Release of Pledged Shares. At such time as no principal, interest or other obligations shall be outstanding and unpaid under any of the Notes, the Agent and the Secured Parties shall release their security interests in the Pledged Shares, and shall deliver the Pledged Shares to the Pledgor at the Pledgor’s expense. At the Pledgor’s expense, the Agent and the Secured Parties shall execute and deliver such agreements, instruments and other writings, and do such other things, as the Pledgor may reasonably request in connection with the release of the Secured Party’s security interests and the delivery of the Pledged Shares to the Pledgor.

9.  Duty of Care. Beyond the exercise of reasonable care to assure the safe custody of the Pledged Shares while held hereunder, the Agent shall have no duty or liability to collect any sums due in respect thereof or to protect or preserve rights pertaining thereto, and shall be relieved of all responsibility for the Pledged Shares upon surrendering the same to the Pledgor.

10. The Agent.

(a)Each Secured Party hereby designates and appoints the Agent as its agent, commencing on the date hereof and terminating upon the earlier to occur of the conversion of the Notes to equity in accordance with the Notes and the payment of the Secured Obligations in full in immediately available funds, for purposes of, among other things, collecting, holding and realizing on Pledged Shares for the benefit of itself and the Secured Parties, perfecting the security interest of the Agent and the Secured Parties in the Pledged Shares, distributing the proceeds of such Pledged Shares and any payments received by Pledgor in accordance with the terms hereof, signing all subordination agreements and intercreditor agreements as may be reasonably required by the holder of the Senior Lien (and carrying out the obligations of the Agent thereunder), enforcing the Secured Parties’ rights and remedies (in the Agent’s discretion or at the direction of the Required Secured Parties) hereunder and for all other acts to be carried out by the Agent (or not carried out by Agent in Agent’s discretion) pursuant to the terms hereof. Each Secured Party irrevocably authorizes the Agent to exercise all such powers as are expressly delegated to the Agent hereunder, together with such other powers as are reasonably incidental thereto. The Agent (i) shall have no duties or responsibilities except those expressly set forth in this Agreement, and shall not by reason of this Agreement be a trustee or fiduciary for any Secured Party; (ii) shall not be responsible to any Secured Parties for any recitals, statements, representations or warranties contained in this Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the Notes or for any other document referred to or provided for herein or therein or for any failure by the Pledgor to perform any of its obligations hereunder or thereunder; and (iii) shall not be responsible to the Secured Parties for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith, except for its own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. Each Secured Party authorizes and directs the Agent to enter into this Agreement and all subordination agreements and intercreditor agreements executed in connection herewith. Each Secured Party agrees that any action taken by the Agent or the Required Secured Parties in accordance with the terms of this Agreement, the related subordination agreements and intercreditor agreements and the exercise by the Agent or the Required Secured Parties of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Secured Parties.

(b)As to any matters not expressly provided for by this Agreement, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions given by the Required Secured Parties, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all Secured Parties.

(c) The Agent shall take such action with respect to any continuing Event(s) of Default as shall be directed by the Required Secured Parties to the extent provided for herein; provided, that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to or by reason of such Event(s) of Default, as it shall deem advisable in the best interests of the Secured Parties. Except with the prior written consent of the Agent, none of the Secured Parties may assert or exercise any enforcement right or remedy in respect of the Secured Obligations or the Notes as against the Pledgor or any of the Pledged Shares or other property of the Pledgor. The Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the Secured Parties of their indemnification obligations under Section 10(d) hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

(d) The Secured Parties agree to indemnify the Agent (to the extent not reimbursed by the Pledgor hereunder and without limiting any obligations of the Pledgor hereunder) ratably, in accordance with their pro rata share of the Secured Obligations, for any and all claims of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Agent (including by any Secured Party) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement (or the related subordination agreements and intercreditor agreements) or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including any costs and expenses that the Agent is obligated to pay hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided, that, no Secured Party shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of the party to be indemnified as determined by a final non-appealable judgment of a court of competent jurisdiction. The foregoing indemnity shall survive the payment of the Secured Obligations and the termination of this Agreement.

(e) The Secured Parties hereby irrevocably authorize the Agent, at its option and in its discretion, to release any security interest in, or lien upon, any of the Pledged Shares (i) upon satisfaction of all of the Secured Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted), or (ii) constituting property being sold or disposed of in accordance with Section 5 hereof, or (iii) approved, authorized or ratified in writing by all of Secured Parties or (iv) the consummation of the conversion of the Notes to equity in accordance with the Notes. Except as provided above, the Agent will not release any security interest in any of the Pledged Shares without the prior written authorization of all of the Secured Parties. Upon request by the Agent at any time, the Secured Parties will promptly confirm in writing Agent’s authority to release any or all of the Pledged Shares pursuant to this Section. The Agent shall have no obligation whatsoever to any Secured Party, to confirm or assure that the Pledged Shares are owned by Pledgor or has been encumbered, or that the liens and security interests granted to the Agent pursuant hereto or otherwise have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agent in this Agreement, it being understood and agreed that in respect of the Pledged Shares, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its discretion, given the Agent’s own interest in the Pledged Shares as a Secured Party and that the Agent shall have no duty or liability whatsoever to any other Secured Party. Each Secured Party hereby appoints the Agent and each other Secured Party as agent and bailee for the purpose of perfecting the security interests in and liens upon the Pledged Shares by possession (or where the security interest of a secured party with possession has priority over the security interest of another secured party) and the Agent and each Secured Party hereby acknowledges that it holds possession of any such Pledged Shares for the benefit of the Agent as a Secured Party. Should any Secured Party obtain possession of any such Pledged Shares, such Secured Party shall notify the Agent thereof, and, promptly upon the Agent’s request therefor shall deliver such Pledged Shares to the Agent or in accordance with the Agent’s instructions.

11. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section 11, (b) the next business day, if sent by a nationally recognized overnight courier service, (c) the second business day after the date of mailing, if sent, postage prepaid, by first class U.S. mail or (d) upon actual receipt by the party to whom such notice is addressed. The address for such notices and communications shall be as follows:

If to the Pledgor:	Dennis C. Cossey, CEO
ThermoEnergy Corporation
124 West Capitol Avenue, Suite 880
Little Rock, Arkansas 72201
Fax: (501) 375-5249

with copies (which
shall not constitute
notice hereunder) to:	Andrew T. Melton, EVP and CFO
ThermoEnergy Corporation
124 West Capitol Avenue, Suite 880
Little Rock, AR 72201
Fax: (501) 375-5249

and	William E. Kelly, Esq.
Nixon Peabody LLP
100 Summer Street
Boston, MA 02110
Fax: (866) 743-4899

If to the Agent:	Donald F. Farley, CEO
Spencer Trask Specialty Group, LLC
535 Madison Avenue
New York, NY 10022
Fax: (508) 854-1753

with copies (which
shall not constitute
notice hereunder) to:	E. Matthew Gautieri, Controller
Boston Community Venture Fund
56 Warren Street
Boston, MA 02119
Fax: (617) 427-9300

Robert J. Crowley, President
Massachusetts Technology Development Corporation
40 Broad Street
Suite 818
Boston, MA 02109
Fax: (617) 723-5983

and	Carl F. Barnes, Esq.
Morse, Barnes-Brown & Pendleton, P.C.
1601 Trapelo Road
Waltham, Massachusetts 02451
Fax: (781) 622-5933

If to a Secured Party:	To such Secured Party at the address of such Secured Party set forth on Exhibit B hereto.

12.  Waiver of Notice, etc. The Pledgor hereby waives notice of acceptance of this Agreement as well as presentment, demand, payment, notice of dishonor or protest and all other notices of any kind in connection with any of the Secured Obligations, except as expressly provided herein. The Pledgor further waives any right it may have under any state or federal law to notice except as required hereby or to a judicial hearing prior to the exercise of any right or remedy provided by this Agreement to the Agent or the Secured Parties and waives its rights, if any, to set aside or invalidate any sale duly consummated in accordance with this Agreement on the grounds (if such be the case) that the sale was consummated without a prior judicial hearing. The Pledgor’s waivers under this Section 12 have been made voluntarily, intelligently and knowingly and after the Pledgor has been apprised and counseled by its attorney as to the nature thereof and its possible alternative rights.

13.  Reinstatement. This Agreement shall continue to be effective, or be reinstated, as the case may be, at any time any amount received by the Secured Parties in respect of the Secured Obligations is rescinded or must otherwise be restored or returned to the Pledgor upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Pledgor or upon the appointment of an intervenor or conservator of, or trustee or similar official for the Pledgor or any substantial part of its properties, or otherwise, all as though such payments had not been made.

14.  Amendments. This Agreement may be amended and the terms hereof may be waived only with the written consent of the Pledgor and the Agent (upon the consent of the Required Secured Parties).

15.  Successors and Assigns, etc. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their legal representatives, successors and assigns, and the terms “Secured Party” and “Secured Parties” shall be deemed to include any other holder or holders of any of the Secured Obligations. Where the content so permits or requires, terms defined herein in the singular number shall mean the plural, and in the plural number, the singular. In case any court of competent jurisdiction shall hold any provision of this Agreement to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original, but all of which together shall constitute one instrument.

16.  Governing Law. This Agreement, including the validity hereof and the rights and obligations of the parties hereunder, shall be construed in accordance with and governed by the laws of Commonwealth of Massachusetts and the federal laws of the United States, without reference to their conflict of laws provisions.

17. Waiver of Right to Trial by Jury. THE PLEDGOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND WAIVES ANY RIGHT TO BRING A COUNTERCLAIM AGAINST THE AGENT AND/OR AGAINST ANY SECRED PARTY IN ANY ACTION TO ENFORCE THIS AGREEMENT. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR AGENT AND THE SECRED PARTIES TO ENTER INTO THIS AGREEMENT.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as a sealed instrument as of the date first above written.

“PLEDGOR” THERMOENERGY CORPORATION

By:	/s/ Andrew T. Melton
Andrew T. Melton
Executive Vice President and Chief Financial Officer

“AGENT” SPENCER TRASK SPECIALTY GROUP, LLC

By:	/s/ Donald F. Farley
Name: Donald F. Farley
Title: CEO

“SECURED PARTIES” BANCBOSTON VENTURES, INC.

By:	MASSACHUSETTS TECHNOLOGY DEVELOPMENT CORPORATION ATTORNEY-IN-FACT

By:	/s/ Robert J. Crowley
Name: Robert J. Crowley
Title: President

BCLF VENTURES I, LLC

By:	/s/ E. Matthew Gautieri
Name: E. Matthew Gautieri
Title: Controller

ESSEX REGIONAL RETIREMENT BOARD

By:	MASSACHUSETTS TECHNOLOGY DEVELOPMENTCORPORATION ATTORNEY-IN-FACT

By:	/s/ Robert J. Crowley
Name: Robert J. Crowley
Title: President

MASSACHUSETTS TECHNOLOGY DEVELOPMENT CORPORATION

By:	/s/ Robert J. Crowley
Name: Robert J. Crowley
Title: President

SPENCER TRASK SPECIALTY GROUP, LLC

By:	/s/ Donald F. Farley
Name: Donald F. Farley
Title: CEO

EXHIBIT A

COUNTERPART SIGNATURE PAGE

TO STOCK PLEDGE AGREEMENT

Dated __________ ____, 2007

_____________ (the “Additional Secured Party”) is hereby unconditionally joined as a Secured Party to the Stock Pledge Agreement dated as of _____________, 2007, as amended from time to time (the “Agreement”), and agrees that it shall be bound by all terms and conditions applicable to the Secured Parties set forth in the Agreement (including, without limitation, the appointment of the Agent thereunder and all indemnities in connection therewith). The Pledgor and the Additional Secured Party hereby agree that all references to “Secured Parties” set forth in the Agreement shall include the Additional Secured Party and the Additional Secured Party shall receive the benefit of all of the rights and interests (including, without limitation, security interests) of a Secured Party under the Agreement.

“ADDITIONAL SECURED PARTY” ______________________

By:
Name:
Title:

“PLEDGOR” THERMOENERGY CORPORATION

By:
Andrew T. Melton Executive Vice President and
Chief Financial Officer

EXHIBIT B

Names and Addresses of the Secured Parties

BancBoston Ventures Inc.
c/o Massachusetts Technology Development Corporation
40 Broad Street
Suite 818
Boston, MA 02109
Attn: Robert J. Crowley, President
Fax: (617) 723-5983

BCLF Ventures I, LLC
c/o Boston Community Venture Fund
56 Warren Street
Boston, MA 02119
Attn: E. Matthew Gautieri, Controller
Fax: (617) 427-9300

Essex Regional Retirement Board
c/o Massachusetts Technology Development Corporation
40 Broad Street
Suite 818
Boston, MA 02109
Attn: Robert J. Crowley, President
Fax: (617) 723-5983

Massachusetts Technology Development Corporation
40 Broad Street
Suite 818
Boston, MA 02109
Attn: Robert J. Crowley, President
Fax: (617) 723-5983

Spencer Trask Specialty Group, LLC
535 Madison Avenue
New York, NY 10022
Attn: Donald F. Farley, CEO
Fax: (508) 854-1753

Spencer Trask Private Equity Accredited Fund III, LLC
c/o Spencer Trask Specialty Group, LLC
535 Madison Avenue
New York, NY 10022
Attn: Donald F. Farley, CEO
Fax: (508) 854-1753